Exhibit 99.1

State Bancorp, Inc. Reports Third Quarter 2011 Earnings

• Quarterly Net Income of $7.1 million - Up 122% Versus 2010
• Quarterly Net Interest Margin of 4.23%
• Tangible Common Equity Ratio at 8.03%
• Core Deposits of $1.0 Billion – Up 3% Since Third Quarter 2010

Jericho, N.Y., October 19, 2011 - State Bancorp, Inc. (the “Company”) (NASDAQ–STBC), parent company of State Bank of Long Island (the “Bank”), today reported net income of $7.1 million, and $0.40 per diluted common share, for the third quarter of 2011 compared with net income of $3.2 million, and $0.17 per diluted common share, a year ago. The 122% increase in 2011 third quarter earnings was primarily attributable to a $3.5 million credit to the provision for loan losses, a $308 thousand increase in net interest income principally the result of a wider net interest margin, and a $200 thousand increase in net gains on the sale of securities. Core operating expenses declined by 10.4% to $9.5 million in the third quarter of 2011 resulting in an improvement of the Company’s operating efficiency ratio to 55.0% (non-GAAP financial measures). Core operating expenses exclude merger-related expenses of $154 thousand, primarily legal fees, associated with the Company’s previously announced transaction with Valley National Bancorp (“Valley”). Partially offsetting these improvements was non-interest income, excluding net gains on the sales of securities, which declined by $495 thousand in the third quarter of 2011 compared to 2010. Excluding merger-related expenses, second quarter net income was $7.2 million and $0.40 per diluted common share (non-GAAP financial measure). For the nine month period ended September 30, 2011, the Company recorded net income of $13.0 million, and $0.69 per diluted common share, compared with net income of $7.9 million, and $0.39 per diluted common share, in the September 2010 year-to-date period. Excluding merger-related expenses, September 2011 year-to-date net income was $14.0 million or $0.74 per diluted common share (non-GAAP financial measure).

Commenting on the third quarter 2011 results, President and CEO Thomas M. O’Brien stated, “The Company benefited from several events in the third quarter which combined to produce these impressive quarterly results. There is, however, no more significant benefit than seeing the effects of our successful long term strategies produce record quarterly earnings and a very strong balance sheet.  Almost two full years ago the Company commenced execution of its strategy to rid the balance sheet of its portfolio of poorly performing loans and to reduce excessive debt leverage at the holding company. These actions combined to produce the ingredients necessary to deliver consistent profits in each quarter since the end of 2009. In addition, during this quarter, the Company was paid-in-full on a previously classified $10 million loan and a $4 million previously non-performing loan.  The loss reserves previously set aside for these particular credits proved unnecessary and when combined with continued overall loan portfolio improvements, the loan loss provision was, in fact, a $3.5 million credit.  More important than this non-recurring benefit, the Company’s quarterly operating expenses declined even further to $9.6 million while the net interest margin remained strong at 4.23%, and loan growth of 2% was realized which is even more impressive when the $14 million classified portfolio reductions referenced above are taken into consideration.

That said, overall economic conditions remain a cause for management concern. Economic activity and consumer sentiment turned distinctly negative during the third quarter of 2011 from the more positive tone evident earlier in the year. Financial markets were jolted early in the third quarter by the volatile economic events in the Eurozone countries.  Additionally, U.S. consumers and businesses are wary of the implications from the large structural federal budget deficits and the lack of a common sense strategy to provide economic growth and jobs. Unfortunately, until political posturing and slogans are replaced by sound economic policies and a job growth agenda, the critically important measures of consumer and business confidence in our future prospects will remain constrained.”

Performance and Other Highlights
•	Net Interest Margin: Net interest margin was 4.23% in the third quarter of 2011 versus 4.16% in the third quarter of 2010 and 4.32% in the second quarter of 2011;
•
Capital Strength: The Company’s Tier I leverage capital ratio was 10.80% at September 30, 2011 versus 9.33% at September 30, 2010 and 10.07% at June 30, 2011.  The Company’s tangible common equity ratio (non-GAAP financial measure) was 8.03% at September 30, 2011 versus 7.11% at September 30, 2010 and 7.62% at June 30, 2011;

•	Loan Loss Provision: A $3.5 million credit to the provision for loan losses was recorded in the third quarter of 2011 versus a $2.5 million provision in the third quarter of 2010 and a $1.1 million provision in the second quarter of 2011;

•
Asset Quality: Non-accrual loans totaled $12 million or 1.0% of loans outstanding at both September 30, 2011 and June 30, 2011 versus $15 million or 1.3% of loans outstanding at December 31, 2010 and $9 million or 0.8% of loans outstanding at September 30, 2010. Net loan charge-offs of $764 thousand were recorded in the third quarter of 2011 versus net loan charge-offs of $958 thousand in the second quarter of 2011 and net charge-offs of $1.3 million in the third quarter of 2010. The allowance for loan losses totaled $23 million, or 2.0% of total loans, at September 30, 2011 versus $28 million, or 2.4% of total loans, at June 30, 2011, $33 million, or 2.9% of total loans, at December 31, 2010 and $32 million, or 2.9% of total loans, at September 30, 2010. The allowance for loan losses as a percentage of non-accrual loans, excluding non-accrual loans categorized as held for sale, was 202%, 239%, 223% and 357% at those same dates, respectively. The Company held no other real estate owned during any of these reporting periods;

•
Operating Efficiency:  Excluding merger-related expenses of $154 thousand, third quarter total operating expenses declined by 10.4% versus the third quarter of 2010 and decreased by 7.4% versus the second quarter of 2011 (non-GAAP financial measure). Excluding merger-related expenses, the Company’s third quarter 2011 operating efficiency ratio was 55.0% (non-GAAP financial measure). The Company’s second quarter 2011 efficiency ratio was 58.8%, excluding merger-related expenses (non-GAAP financial measure). When the merger related charges are included, total operating expenses for the third quarter of 2011 decreased by 9.0% to $9.6 million from $10.6 million reported in the third quarter of 2010 and declined by 17.0% versus the second quarter of 2011. The Company’s operating efficiency ratio was 55.9% in the third quarter of 2011 versus 60.7% in the comparable 2010 period;

•	Loans: Loans outstanding increased by 4% to $1.16 billion compared to the third quarter of 2010 and increased by 2% from the second quarter of 2011;
•
Core Deposits: Core deposits, consisting of demand and savings deposits, totaled $1.01 billion at September 30, 2011 versus $979 million at September 30, 2010 and $1.02 billion at June 30, 2011. Core deposits represented 73%, 71% and 73% of total deposits at September 30, 2011, September 30, 2010 and June 30, 2011, respectively.  Demand deposits totaled $382 million at September 30, 2011, $336 million at September 30, 2010 and $382 million at June 30, 2011 and represented 28%, 24% and 27% of total deposits at those respective dates;

•
Performance Ratios: Return on average assets and return on average common stockholders’ equity were 1.75% and 20.67%, respectively, in the third quarter of 2011 and 0.78% and 9.09%, respectively, in the comparable 2010 period.

As previously announced, on April 28, 2011, the Company entered into a merger agreement with Valley, providing for the merger of the Company with and into Valley, with Valley as the surviving entity. In connection with the merger, Valley has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of the Company and a Prospectus of Valley, as well as other relevant documents concerning the proposed transaction. The Registration Statement has not yet become effective. The merger is subject to the approval of the Company’s stockholders and is subject to the satisfaction of other customary conditions.  The Office of the Comptroller of the Currency and the Federal Reserve Bank of New York have granted their approval of the merger. The Company anticipates the closing of the merger will take place in the fourth quarter of 2011.

Earnings Summary for the Quarter Ended September 30, 2011
The Company recorded net income of $7.1 million during the third quarter of 2011 versus net income of $3.2 million in the comparable 2010 period. The increase primarily reflects a $3.5 million credit to the provision for loan losses in the third quarter of 2011 versus a $2.5 million provision in the comparable 2010 period. In addition, when compared to the third quarter of 2010, net interest income increased by $308 thousand to $16.3 million, net gains on sales of securities increased by $200 thousand and total operating expenses declined by $948 thousand in the third quarter of 2011.

The growth in net interest income resulted from a $4 million increase in average interest-earning assets and a seven basis point expansion of the Company’s net interest margin to 4.23% in 2011 versus 2010. The improved margin resulted from a 22 basis point reduction in funding costs during the third quarter of 2011 versus 2010, due principally to lower rates paid on savings and time deposits. The Company’s third quarter 2011 average interest-earning asset yield was 4.81%, down 12 basis points from the comparable 2010 period. The average yield on loans declined by 11 basis points to 5.45% in the third quarter of 2011 versus 2010. The Company’s securities portfolio experienced a 26 basis point reduction in average yield to 3.19% in 2011 versus 2010. The securities portfolio decreased by $101 million to $325 million at September 30, 2011 versus the comparable 2010 date. The securities portfolio totaled

$356 million at June 30, 2011. At September 30, 2011 the securities portfolio had an unrealized pre-tax gain of $7 million and an estimated weighted average life of 3.3 years.

The Company’s average cost of interest-bearing liabilities declined 22 basis points to 0.85% in the third quarter of 2011 versus 1.07% in the third quarter of 2010. The Company’s lower funding cost resulted from ongoing management of deposit rates. Deposit pricing has continued to ease in local markets as a result of the lack of meaningful economic expansion. Total deposits decreased by $2 million to $1.4 billion at September 30, 2011 versus September 30, 2010 and by $17 million compared to June 30, 2011.

A $3.5 million credit to the provision for loan losses was recorded in the third quarter of 2011, representing reductions of $6.0 million versus the comparable 2010 period and $4.6 million versus the second quarter of 2011. The third quarter 2011 credit to the provision primarily resulted from a lower level of watch list loans (consisting of criticized loans, classified loans and those loans requiring special attention but not warranting categorization as either criticized or classified) and the payment of two impaired loans requiring an allowance allocation. During the third quarter of 2011, the Company was paid in full on a $10 million troubled debt restructuring (“TDR”) and a $4 million non-accrual loan.

Third quarter 2011 core operating expenses decreased by $1.1 million or 10.4% to $9.5 million compared to the third quarter of 2010 (non-GAAP financial measure). This decrease was due to cost reductions achieved in several expense categories, most notably occupancy, marketing and advertising, FDIC and NYS assessment, consulting and credit and collection. Occupancy expense declined by $147 thousand in the third quarter of 2011 versus 2010 primarily as the result of a branch closing in August 2011. Marketing and advertising expenses declined by $227 thousand in 2011 due to a reduction in media spending. In addition, year-over-year reductions in expenses were recorded in FDIC and NYS assessment (down $343 thousand), consulting costs (down $100 thousand) and credit and collection (down $128 thousand). Total operating expenses, inclusive of $154 thousand in merger-related charges, decreased by $948 thousand or 9.0% to $9.6 million in 2011 from the comparable 2010 period.

Reflecting the increase in income before income taxes, the Company recorded income tax expense of $4.8 million in the third quarter of 2011 versus $1.8 million in the comparable period a year ago.

Earnings Summary for the Nine Months Ended September 30, 2011
The increase in net income in the first nine months of 2011 to $13.0 million from $7.9 million in the comparable 2010 period resulted from a $10.7 million reduction in the provision for loan losses and a $1.6 million decline in total operating expenses in 2011.  Partly offsetting the foregoing improvements were reductions in net interest income (down $580 thousand) and non-interest income (down $2.7 million).

The reduction in the provision for loan losses in 2011 versus the comparable 2010 period was primarily due to a reduction in watch list loans in 2011, including the previously noted full recovery on the $10 million TDR in the third quarter of 2011.

Total operating expenses decreased by $1.6 million or 4.8% to $31.2 million in 2011, primarily due to reductions in salaries and other employee benefits expenses ($449 thousand), marketing and advertising ($620 thousand), FDIC and NYS assessment ($546 thousand), consulting ($507 thousand) and credit and collection costs ($292 thousand).

The decrease in net interest income was due to a $6 million reduction in average interest-earning assets (primarily securities) coupled with a three basis point narrowing of the Company’s net interest margin to 4.24% in 2011 from 4.27% a year ago.

The decrease in non-interest income in 2011 resulted principally from a $2.5 million reduction in net gains on sales of securities.

Reflecting the increase in income before income taxes, the Company recorded income tax expense of $8.4 million in the first nine months of 2011 versus $4.7 million in the comparable 2010 period.

Asset Quality
Non-accrual loans totaled $12 million or 1.0% of total loans outstanding at September 30, 2011 versus $9 million or 0.8% of total loans outstanding at September 30, 2010 and $12 million or 1.0% of total loans outstanding at June 30, 2011. The increase in non-accrual loans at September 30, 2011 compared to September 30, 2010 resulted primarily from a number of various additions to non-accrual, partially offset by strategic commercial loan sales, settlements, payments and charge-offs. The allowance for loan losses as a percentage of total non-accrual loans amounted to 202% at September 30, 2011 versus 357% at September 30, 2010 and 239% at June 30, 2011.

Total accruing loans delinquent 30 days or more amounted to $25 million or 2.14% of loans outstanding at September 30, 2011 versus $43 million or 3.90% of loans outstanding at September 30, 2010 and $33 million or 2.88% of loans outstanding as of June 30, 2011.

Watch list loans totaled $121 million at September 30, 2011, $164 million at September 30, 2010 and $134 million at June 30, 2011. Classified loans were $51 million at September 30, 2011, $63 million at September 30, 2010 and $65 million at June 30, 2011. The balance of the watch list at each period represents loans that are not classified but requiring some degree of heightened monitoring. The allowance for loan losses as a percentage of total classified loans was 46%, 52% and 42%, respectively, at the same dates.

At September 30, 2011, the Company had $17 million in TDRs, primarily consisting of one classified, partially secured commercial and industrial (“C&I”) loan with a principal balance of $10 million and a classified $6.5 million secured land loan in Roslyn, New York. Each of the borrowers requested and was granted interest rate or other concessions. These credits have been on the Company’s watch list since 2009 and 2008, respectively, are fully advanced and performing at September 30, 2011 in accordance with their revised terms.  The Company had TDRs amounting to $7 million at September 30, 2010 and $27 million at June 30, 2011.

As of September 30, 2011, the Company’s allowance for loan losses amounted to $23 million or 2.0% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 2.9% at September 30, 2010 and 2.4% at June 30, 2011.

The Company recorded net loan charge-offs of $764 thousand in the third quarter of 2011 versus net charge-offs of $1.3 million in the third quarter of 2010 and net loan charge-offs of $958 thousand in the second quarter of 2011. As a percentage of average total loans outstanding, these net amounts represented, on an annualized basis, 0.3% for the third quarter of 2011, 0.5% for the third quarter of 2010 and 0.3% for the second quarter of 2011.

The Company has held no other real estate owned since 2005.

Capital
Total stockholders’ equity, inclusive of the preferred stock and a common stock warrant issued to the U.S. Treasury under the Capital Purchase Program, was $167 million at September 30, 2011 compared to $154 million at September 30, 2010 and $161 million at June 30, 2011. The increase in stockholders’ equity versus September 30, 2010 is largely reflective of net income earned in the past twelve months.

Cash dividends of $0.15 per share, totaling $2.5 million, were paid to the Company’s stockholders during the first nine months of 2011.

The Company’s return on average common stockholders’ equity was 12.45% for the first nine months of 2011 versus 7.31% in the September 2010 year-to-date period.

The Company has $20 million in outstanding trust preferred securities that qualify as Tier I capital. During 2011, the weighted average cost of the Company’s trust preferred securities was 3.48% versus 3.54% a year ago.

The Bank’s Tier I leverage, Tier I risk-weighted and total risk-weighted capital ratios were 10.50%, 13.08% and 14.33%, respectively, at September 30, 2011. Each of these ratios exceeds the regulatory guidelines for a “well capitalized” institution, the highest regulatory capital category.

The Company’s capital ratios exceeded all regulatory requirements at September 30, 2011. The Company’s tangible common equity to tangible assets ratio (non-GAAP financial measure) was 8.03% at September 30, 2011 versus 7.11% at September 30, 2010 and 7.62% at June 30, 2011.

The Company did not repurchase any of its common stock during the first nine months of 2011. Under the Board of Directors’ existing authorization, up to 512,348 shares may be repurchased from time to time as conditions warrant. The Company does not presently anticipate repurchasing any of its shares in the immediate future.

Corporate Information
State Bancorp, Inc. is the holding company for State Bank of Long Island.  In addition to its sixteen branches located in Nassau, Suffolk, Queens and Manhattan, the Bank maintains its corporate headquarters in Jericho.  The Bank has built a reputation for providing high-quality personal service to meet the needs of our diverse customer base which includes commercial real estate owners and developers, small to middle market businesses, professional service firms, municipalities and consumers. The Bank maintains a web site at www.statebankofli.com with corporate, investor and branch banking information.

Non-GAAP Disclosure
This press release includes non-GAAP financial measures of tangible common equity ratio, core operating expenses and core operating efficiency ratio. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by generally accepted accounting principles in the United States (GAAP).  The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

Forward-Looking Statements and Risk Factors
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in: the failure of the Company and Valley to satisfy the closing conditions in the merger agreement, market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan or investment portfolios, demand for loan products, demand for financial services in the Company’s primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing and services and those risks detailed in the Company’s periodic reports filed with the SEC.  Investors are encouraged to access the Company’s periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Additional Information and Where to Find It
On April 28, 2011, the Company entered into an Agreement and Plan of Merger with Valley, providing for the merger of the Company with and into Valley, with Valley as the surviving entity.

In connection with the merger, Valley has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of the Company and a Prospectus of Valley, as well as other relevant documents concerning the proposed transaction. A definitive Proxy Statement will be mailed to stockholders of the Company after the Registration Statement is declared effective.  The Registration Statement has not yet become effective.  Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You can obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Valley at the SEC’s Internet site (http://www.sec.gov). You can also obtain these documents, free of charge, from the Company by accessing the Company’s website at www.statebankofli.com under the tab “Investor Relations” and then under the heading “Financial Information” and subheading “SEC Filings.”

The Company and Valley and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2011. Information about the directors and executive officers of Valley is set forth in the proxy statement for Valley’s 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 11, 2011.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus. You may obtain free copies of this document as described in the preceding paragraph.

Financial Highlights Follow

Contacts:
Brian K. Finneran, Chief Financial Officer
516-465-2251
bfinneran@statebankofli.com

Anthony J. Morris, Chief Marketing &
Corporate Planning Officer
516-495-5098
amorris@statebankofli.com

STATE BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2011 and 2010 (unaudited)
(in thousands, except per share data)

	Three Months		Nine Months
	2011	2010	2011	2010
Interest Income:
Interest and fees on loans	$15,887	$15,426	$46,606	$46,122
Federal funds sold and securities purchased under
agreements to resell	-	-	-	2
Securities held to maturity - taxable	216	41	649	41
Securities available for sale - taxable	2,449	3,464	7,803	11,609
Securities available for sale - tax-exempt	7	25	29	79
Dividends on Federal Home Loan Bank and other
restricted stock	23	25	81	88
Interest on balances due from banks	18	8	36	18
Total interest income	18,600	18,989	55,204	57,959

Interest Expense:
Deposits	1,793	2,471	5,462	7,601
Temporary borrowings	10	21	42	69
Senior unsecured debt	280	280	841	841
Junior subordinated debentures	180	188	537	546
Total interest expense	2,263	2,960	6,882	9,057

Net interest income	16,337	16,029	48,322	48,902
(Credit) provision for loan losses	(3,500)	2,500	(500)	10,200
Net interest income after (credit) provision for loan losses	19,837	13,529	48,822	38,702

Non-Interest Income:
Service charges on deposit accounts	392	467	1,250	1,372
Net gains on sales of securities	933	733	1,046	3,514
Other operating income	400	820	1,523	1,682
Total non-interest income	1,725	2,020	3,819	6,568
Income before operating expenses	21,562	15,549	52,641	45,270

Operating Expenses:
Salaries and other employee benefits	5,997	5,959	18,104	18,553
Occupancy	1,202	1,349	3,971	4,159
Equipment	279	302	933	875
Marketing and advertising	150	377	663	1,283
FDIC and NYS assessment	354	697	1,507	2,053
Data processing	234	280	754	800
Merger-related expenses	154	-	1,511	-
Other operating expenses	1,238	1,592	3,725	5,010
Total operating expenses	9,608	10,556	31,168	32,733

Income Before Income Taxes	11,954	4,993	21,473	12,537
Provision for income taxes	4,827	1,783	8,429	4,651

Net Income	7,127	3,210	13,044	7,886

Preferred dividends and accretion	521	517	1,563	1,553
Net Income Attributable to Common Stockholders	$6,606	$2,693	$11,481	$6,333

Net Income per Common Share - Basic (1)	$0.39	$0.17	$0.68	$0.39
Net Income per Common Share - Diluted	$0.40	$0.17	$0.69	$0.39

(1) For the three and nine months ended September 30, 2011, this calculation includes unvested share-based payment awards under the two class method.

STATE BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
September 30, 2011 and 2010 (unaudited)
(in thousands, except share and per share data)

	2011	2010
Assets:
Cash and non-interest-bearing balances due from banks	22,286	20,686
Interest-bearing balances due from banks	61,673	16,340
Securities held to maturity (estimated fair value of
$19,530 in 2011 and $22,000 in 2010)	22,000	22,000
Securities available for sale - at estimated fair value	302,568	404,160
Federal Home Loan Bank and other restricted stock	4,402	7,273
Loans (net of allowance for loan losses of
$23,467 in 2011 and $32,488 in 2010)	1,138,954	1,081,075
Bank premises and equipment - net	5,527	6,357
Bank owned life insurance	30,755	30,946
Net deferred income taxes	15,532	24,326
Receivable - securities sales	-	13,393
Prepaid FDIC assessment	4,180	5,963
Other assets	9,809	12,758

Total Assets	$1,617,686	$1,645,277

Liabilities:
Deposits:
Demand	$381,710	$336,251
Savings	626,317	642,648
Time	375,684	406,808
Total deposits	1,383,711	1,385,707
Other temporary borrowings	2,000	43,000
Senior unsecured debt	29,000	29,000
Junior subordinated debentures	20,620	20,620
Payable - securities purchases	3,990	-
Other accrued expenses and liabilities	10,990	12,701
Total Liabilities	1,450,311	1,491,028

Commitments and Contingent Liabilities

Stockholders' Equity:
Preferred stock, $0.01 par value, authorized 250,000 shares; 36,842 shares
issued and outstanding; liquidation preference of $36,842	36,427	36,188
Common stock, $0.01 par value, authorized 50,000,000 shares;
issued 17,672,684 shares in 2011 and 17,483,809 shares in 2010;
outstanding 16,960,092 shares in 2011 and 16,660,790 shares in 2010	177	175
Warrant	1,057	1,057
Surplus	179,941	178,820
Retained deficit	(42,418)	(53,582)
Treasury stock (712,592 shares in 2011 and 823,019 shares in 2010)	(12,012)	(13,872)
Accumulated other comprehensive income (net of taxes of $2,766 in
2011 and $3,597 in 2010)	4,203	5,463
Total Stockholders' Equity	167,375	154,249

Total Liabilities and Stockholders' Equity	$1,617,686	$1,645,277

STATE BANCORP, INC.
SELECTED FINANCIAL DATA
For the Three and Nine Months Ended September 30, 2011 and 2010 (unaudited)
(dollars in thousands, except share and per share data)

		Three Months		Nine Months
		2011	2010	2011	2010
Selected Average Balances (1):
Total assets		$1,619,595	$1,627,183	$1,615,554	$1,633,943
Loans - net of unearned income		$1,157,684	$1,100,592	$1,146,672	$1,104,728
Investment securities		$333,009	$407,254	$347,817	$406,470
Deposits		$1,390,348	$1,391,822	$1,388,728	$1,401,882
Stockholders' equity		$164,249	$154,712	$160,717	$152,932

Financial Performance Ratios:
Return on average assets		1.75%	0.78%	1.08%	0.65%
Return on average common stockholders' equity		20.67%	9.09%	12.45%	7.31%
Net interest margin		4.23%	4.16%	4.24%	4.27%
Operating efficiency ratio		55.88%	60.70%	60.79%	62.71%
Core operating efficiency ratio (2)		54.98%	60.70%	57.84%	62.71%
Operating expenses as a % of average assets		2.35%	2.57%	2.58%	2.68%

Capital Ratios (3):
Tier I leverage ratio		10.80%	9.33%	10.80%	9.33%
Tier I risk-based capital ratio		13.45%	12.03%	13.45%	12.03%
Total risk-based capital ratio		14.71%	13.29%	14.71%	13.29%
Tangible common equity ratio (4)		8.03%	7.11%	8.03%	7.11%

Common Share Data:
Average common shares outstanding		16,553,250	16,303,237	16,512,303	16,243,505
Period-end common shares outstanding		16,960,092	16,660,790	16,960,092	16,660,790
Tangible book value per common share (3)		$7.66	$7.02	$7.66	$7.02
Cash dividends per common share		$0.05	$0.05	$0.15	$0.15

(1) Weighted daily average balance for period noted.

(2) Core operating expenses are calculated by subtracting merger-related expenses from total operating expenses. The core operating efficiency ratio is calculated by dividing core operating expenses by the sum of fully taxable equivalent ("FTE") net interest income and non-interest income, excluding net securities gains and losses. The core operating efficiency ratio is not required by GAAP or by applicable bank regulatory requirements, but is a metric used by management to evaluate the level of operating expenses. Since there is no authoritative requirement to calculate this ratio, our ratio is not necessarily comparable to similar efficiency measures disclosed or used by other companies in the financial services industry. Core operating expenses and the core operating efficiency ratio are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. With respect to the calculation of core operating expenses and the actual unaudited core operating efficiency ratio as of September 30, 2011, the reconciliation of core operating expenses to GAAP total operating expenses and the calculation of the core operating efficiency ratio are set forth below:

Core Operating Expenses	QTD 9/30/11	YTD 9/30/11
Total operating expenses	$9,608	$31,168
Less: merger-related expenses	(154)	(1,511)
Core operating expenses	$9,454	$29,657

Core Operating Efficiency Ratio	QTD 9/30/11	YTD 9/30/11
Core operating expenses	$9,454	$29,657
FTE net interest income	16,350	48,364

FTE non-interest income	1,777	3,956
Less: net gains on sales of securities	(933)	(1,046)
Non-interest income excluding net securities gains	844	2,910

	54.98%	57.84%

(3) At period end.

(4) The ratio of tangible common equity to tangible assets, or TCE ratio, is calculated by dividing total common stockholders’ equity by total assets, after reducing both amounts by intangible assets. The TCE ratio is not required by GAAP or by applicable bank regulatory requirements, but is a metric used by management to evaluate the adequacy of our capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. With respect to the calculation of the actual unaudited TCE ratio as of September 30, 2011, reconciliations of tangible common equity to GAAP total common stockholders’ equity and tangible assets to GAAP total assets are set forth below:

Total stockholders' equity	$167,375	Total assets		$1,617,686
Less: preferred stock	(36,427)	Less: intangible assets		-
Less: warrant	(1,057)	Tangible assets		$1,617,686
Total common stockholders' equity	129,891
Less: intangible assets	-
Tangible common equity	$129,891

STATE BANCORP, INC.
ASSET QUALITY ANALYSIS
(unaudited)
(dollars in thousands)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Non-Performing Assets (1):
Non-accrual loans:
Commercial and industrial - general purpose	$4,223	$4,667	$5,319	$11,017	$3,556
Commercial and industrial - owner-occupied mortgage	-	275	-	-	-
Real estate - commercial mortgage	6,643	5,613	5,651	1,684	1,963
Real estate - residential mortgage	690	969	899	973	2,217
Real estate - residential construction	-	-	-	1,078	1,078
Loans to individuals	84	65	94	104	293
Total non-accrual loans	11,640	11,589	11,963	14,856	9,107

Loans 90 days or more past due and still accruing:
Loans to individuals	1	1	1	1	1
Total loans 90 days or more past due and still accruing	1	1	1	1	1

Total non-performing loans	11,641	11,590	11,964	14,857	9,108
Other real estate owned	-	-	-	-	-
Total non-performing assets	$11,641	$11,590	$11,964	$14,857	$9,108

Total non-accrual loans/total loans	1.00%	1.01%	1.04%	1.31%	0.82%
Total non-performing loans/total loans	1.00%	1.01%	1.04%	1.31%	0.82%
Total non-performing assets/total assets	0.72%	0.71%	0.76%	0.93%	0.55%

Troubled Debt Restructurings (2):	$16,992	$26,994	$27,017	$27,047	$7,260

(Credit) Provision and Allowance for Loan Losses:
Balance at beginning of period	$27,731	$27,589	$33,078	$32,488	$31,259
Charge-offs	(1,151)	(1,042)	(7,629)	(2,151)	(1,261)
Recoveries	387	84	240	41	(10)
Net charge-offs	(764)	(958)	(7,389)	(2,110)	(1,271)
(Credit) provision for loan losses	(3,500)	1,100	1,900	2,700	2,500
Balance at end of period	$23,467	$27,731	$27,589	$33,078	$32,488

Allowance for loan losses/non-accrual loans (1) (3)	202%	239%	231%	223%	357%
Allowance for loan losses/non-performing loans (1) (3)	202%	239%	231%	223%	357%
Allowance for loan losses/total loans (1) (3)	2.02%	2.43%	2.40%	2.92%	2.92%

Net Charge-Offs (Recoveries):
Commercial and industrial - general purpose	$307	$697	$5,690	$1,030	$175
Commercial and industrial - owner-occupied mortgage	105	-	-	-	-
Real estate - commercial mortgage	90	-	1,273	(15)	(13)
Real estate - residential mortgage	252	235	136	(6)	-
Real estate - commercial construction	-	-	-	900	-
Real estate - residential construction	-	-	278	-	1,088
Loans to individuals	10	26	12	201	21
Total net charge-offs	$764	$958	$7,389	$2,110	$1,271

Net charge-offs (annualized)/average loans	0.26%	0.34%	2.63%	0.75%	0.46%

Delinquencies and Non-Accrual Loans as a % of Total Loans (1):
Loans 30 - 59 days past due	1.12%	0.99%	2.27%	0.18%	2.73%
Loans 60 - 89 days past due	1.02%	1.89%	0.03%	2.10%	1.17%
Loans 90 days or more past due and still accruing	0.00%	0.00%	0.00%	0.00%	0.00%
Total accruing past due loans	2.14%	2.88%	2.30%	2.28%	3.90%
Non-accrual loans	1.00%	1.01%	1.04%	1.31%	0.82%
Total delinquent and non-accrual loans	3.14%	3.89%	3.34%	3.59%	4.72%

(1) At period end.
(2) Troubled debt restructurings on non-accrual status included here and also included in total non-accrual loans are $55, $56, $76, $104 and $300 at September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.
(3) Excluding loans held for sale.

STATE BANCORP, INC.
NET INTEREST INCOME ANALYSIS
For the Three Months Ended September 30, 2011 and 2010 (unaudited)
(dollars in thousands)

	2011			2010
	Average		Average	Average		Average
	Balance (1)	Interest	Yield/Cost	Balance (1)	Interest	Yield/Cost
Assets:
Interest-earning assets:
Securities (2)	$333,009	$2,676	3.19%	$407,254	$3,542	3.45%
Federal Home Loan Bank and other restricted stock	4,587	23	1.99	5,764	25	1.72
Interest-bearing deposits	38,504	18	0.19	15,848	7	0.18
Loans (3)	1,157,684	15,896	5.45	1,100,592	15,436	5.56
Total interest-earning assets	1,533,784	$18,613	4.81%	1,529,458	$19,010	4.93%
Non-interest-earning assets	85,811			97,725
Total Assets	$1,619,595			$1,627,183

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits	$635,868	$621	0.39%	$617,206	$894	0.57%
Time deposits	370,939	1,172	1.25	420,366	1,577	1.49
Total savings and time deposits	1,006,807	1,793	0.71	1,037,572	2,471	0.94
Other temporary borrowings	2,185	10	1.82	9,467	21	0.88
Senior unsecured debt	29,000	280	3.83	29,000	280	3.83
Junior subordinated debentures	20,620	180	3.46	20,620	188	3.62
Total interest-bearing liabilities	1,058,612	2,263	0.85	1,096,659	2,960	1.07
Demand deposits	383,541			354,250
Other liabilities	13,193			21,562
Total Liabilities	1,455,346			1,472,471
Stockholders' Equity	164,249			154,712
Total Liabilities and Stockholders' Equity	$1,619,595			$1,627,183
Net interest rate spread			3.96%			3.86%
Net interest income/margin		16,350	4.23%		16,050	4.16%
Less tax-equivalent basis adjustment		(13)			(21)
Net interest income		$16,337			$16,029

(1) Weighted daily average balance for period noted.
(2) Interest on securities includes the effects of tax-equivalent basis adjustments of $4 and $11 in 2011 and 2010, respectively.
(3) Interest on loans includes the effects of tax-equivalent basis adjustments of $9 and $10 in 2011 and 2010, respectively.

STATE BANCORP, INC.
NET INTEREST INCOME ANALYSIS
For the Nine Months Ended September 30, 2011 and 2010 (unaudited)
(dollars in thousands)

	2011			2010
	Average		Average	Average		Average
	Balance (1)	Interest	Yield/Cost	Balance (1)	Interest	Yield/Cost
Assets:
Interest-earning assets:
Securities (2)	$347,817	$8,496	3.27%	$406,470	$11,763	3.87%
Federal Home Loan Bank and other restricted stock	5,179	81	2.09	5,799	88	2.03
Securities purchases under agreements to resell	37	-	-	1,183	2	0.23
Interest-bearing deposits	26,117	36	0.18	13,985	18	0.17
Loans (3)	1,146,672	46,633	5.44	1,104,728	46,152	5.59
Total interest-earning assets	1,525,822	$55,246	4.84%	1,532,165	$58,023	5.06%
Non-interest-earning assets	89,732			101,778
Total Assets	$1,615,554			$1,633,943

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits	$632,225	$1,748	0.37%	$606,191	$2,815	0.62%
Time deposits	386,164	3,714	1.29	429,115	4,786	1.49
Total savings and time deposits	1,018,389	5,462	0.72	1,035,306	7,601	0.98
Federal funds purchased	26	-	-	59	-	-
Other temporary borrowings	4,066	42	1.38	11,227	69	0.82
Senior unsecured debt	29,000	841	3.88	29,000	841	3.88
Junior subordinated debentures	20,620	537	3.48	20,620	546	3.54
Total interest-bearing liabilities	1,072,101	6,882	0.86	1,096,212	9,057	1.10
Demand deposits	370,339			366,576
Other liabilities	12,397			18,223
Total Liabilities	1,454,837			1,481,011
Stockholders' Equity	160,717			152,932
Total Liabilities and Stockholders' Equity	$1,615,554			$1,633,943
Net interest rate spread			3.98%			3.96%
Net interest income/margin		48,364	4.24%		48,966	4.27%
Less tax-equivalent basis adjustment		(42)			(64)
Net interest income		$48,322			$48,902

(1) Weighted daily average balance for period noted.
(2) Interest on securities includes the effects of tax-equivalent basis adjustments of $15 and $34 in 2011 and 2010, respectively.
(3) Interest on loans includes the effects of tax-equivalent basis adjustments of $27 and $30 in 2011 and 2010, respectively.